UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2005

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported on Applied Imaging Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, the Nasdaq Listing Qualifications Department had notified the Company that it was not in compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(14) because it had not yet filed its quarterly report on Form 10-Q for the period ended September 30, 2004 with the Securities and Exchange Commission. Consequently, Applied Imaging’s common stock became subject to delisting from the Nasdaq SmallCap Market.

In addition, on July 29, 2004, the Nasdaq staff notified the Company of its failure to maintain a minimum $1.00 per share bid price of its common stock in violation of Marketplace Rule 4310(c)(8)(D). At that time, the Company was given until January 25, 2005 to regain compliance with the minimum bid price requirement.

In December 2004, the Company requested and was granted an appeal hearing before a Nasdaq Listing Qualifications Panel to review the delisting determination and to address the minimum bid price deficiency. On February 10, 2005, the Company received a ruling by the Nasdaq Listing Qualifications Panel of The Nasdaq Stock Market concerning the continued listing of the Company’s securities on the Nasdaq SmallCap Market. The Nasdaq Listing Qualifications Panel has determined to grant the Company’s request for continued listing on The Nasdaq SmallCap Market subject to several conditions, including:

(i) the filing of the Company’s Form 10-Q for the quarter ended September 30, 2004 and any required restatements on or before February 25, 2005;

(ii) the receipt of board approval to implement a reverse stock split sufficient to remedy the bid price deficiency on or before March 1, 2005 and the filing of a proxy statement evidencing the Company’s intent to seek stockholder approval for such reverse stock split on or before March 30, 2005;

(iii) evidence of a closing bid price of $1.00 per share on or before May 20, 2005, and a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days immediately thereafter; and

(iv) the timely filing of all periodic reports for all reporting periods ending on or before December 31, 2005.

The fifth character “E” will remain appended to the Company’s trading symbol pending a determination that the Company is fully compliant with Nasdaq’s filing requirement and has evidenced compliance with all other requirements for continued listing on The Nasdaq SmallCap Market. There are no assurances that the Company will fulfill any or all of the Panel’s conditions in order to maintain continued listing on the Nasdaq SmallCap Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President and Chief Executive Officer

Date: February 15, 2005

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